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FIRST FINANCIAL CORPORATION
(Name of Registrant As Specified In Its Charter)

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FIRST FINANCIAL CORPORATION
800 Washington Avenue
P.O. Box 269
Waco, Texas 76703
(254) 757‑2424

____________

INFORMATION STATEMENT

Relating to

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 16, 2002
____________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

                This Information Statement is being furnished by the Board of Directors of First Financial Corporation (the "Company") to holders of shares of the Company's common stock in connection with the Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 800 Washington Avenue, Waco, Texas, on Thursday, May 16, 2002, at 2:00 p.m., local time, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting.  This Information Statement is being mailed on or about April 25, 2002.

                The Board of Directors has fixed the close of business on April 8, 2002, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting ("Record Date").  As of the Record Date, there were issued and outstanding 173,528 shares of common stock, excluding 10,222 shares held as treasury stock that will not be voted.  A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting.  The holders of record on the Record Date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.  The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is required for the election of a director.  Shareholders do not have cumulative voting rights.  Votes are counted by representatives of the Company at the Annual Meeting.

                The Company will bear all costs and expenses relating to the preparation, printing, and mailing of this Information Statement and accompanying materials to shareholders.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out‑of‑pocket expenses incurred by them in connection therewith.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                To the best knowledge of the Company, the following table presents certain information regarding the number and percentage of shares of common stock beneficially owned by each person who beneficially owns more than 5% of the Company's common stock, by each director and each nominee for election as a director, by each executive officer, and by all directors and executive officers as a group, as of March 31, 2002  Except as otherwise indicated, the directors, nominees, and officers have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares

First Financial Holdings, Ltd. 800 Washington Ave. Waco, Texas 76701	92,742	53.44%
FFC Holdings, Inc. 800 Washington Ave. Waco, Texas 76701	92,742(1)	53.44%
Annie Laurie Miller 800 Washington Ave. Waco, Texas 76701	101,997(2)	58.78%
Harold E. Allison, III 102 West Bluff Street Woodville, Texas 75979	101,997(2)	58.78%
David W. Mann 800 Washington Ave. Waco, Texas 76701	92,829(3)	53.50%
Bluebonnet Investments, Ltd. 800 Washington Ave. Waco, Texas 76714-8436	9,255	5.33%
Robert A. Mann P. O. Box 8436 Waco, Texas 76714-8436	101,997(4)	58.78%
Bluebonnet Enterprises, Inc. 800 Washington Ave. Waco, Texas 76701	9,255(5)	5.33%
David W. Mann 1990 Trust P. O. Box 8436 Waco, Texas 76714-8436	101,997(6)	58.78%
Allen B. Mann(7) 1401 Elm Street, Suite 1800 Dallas, Texas 75202	9	*
All directors and executive officers as a group	102,084	58.83%

(1)	Consists of the 92,742 shares owned by First Financial Holdings, Ltd., a Texas limited partnership ("Holdings"), the general partners of which are FFC Holdings, Inc., a Texas corporation ("FFCH"), and David W. Mann. David W. Mann is President of FFCH, a limited partner of Holdings and beneficiary of the David W. Mann 1990 Trust (the "1990 Trust") which is the sole shareholder of FFCH. FFCH and David W. Mann share voting and dispositive power with respect to these shares (see section on CHANGE OF CONTROL).

(2)	Consists of the 92,742 shares owned by Holdings (see footnote 1 above) and 9,255 shares owned by Bluebonnet Investments, Ltd. (see section on CHANGE OF CONTROL).

(3)	Consists of 78 shares owned by Barclay, Inc., which is owned one hundred percent (100%) by David W. Mann, 92,742 shares owned by Holdings (see footnote 1 above), and 9 shares owned by the Robert A. Mann Insurance Trust of which David W. Mann and Allen B. Mann are co-trustees.

(4)	Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., a Texas limited partnership, and 92,742 shares owned by Holdings (see section on CHANGE OF CONTROL).

(5)	Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd. (see section on CHANGE OF CONTROL).

(6)	Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., and the 92,742 shares owned by Holdings (see section on CHANGE OF CONTROL).

(7)	Consists of 9 shares owned by the Robert A. Mann Insurance Trust of which Allen B. Mann and David W. Mann are co-trustees.

*              Less than 1%

CHANGE OF CONTROL

Change in Trustee of the David W. Mann 1990 Trust and
Lawsuit Filed by Annie Laurie Miller and Harold E. Allison, III

                The largest shareholder of the Company is First Financial Holdings, Ltd., a Texas limited partnership ("Holdings"), which owns 92,742 shares, representing 53.44 percent of the total outstanding shares of common stock.  Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann are the three limited partners of Holdings.  FFC Holdings, Inc., a Texas corporation ("FFCH"), and David W. Mann are the two general partners of Holdings.  The sole stockholder of FFCH is the David W. Mann 1990 Trust ("1990 Trust").  The stock of the Company that is owned by Holdings is voted by Holdings' two general partners: FFCH and David W. Mann.

                The 1990 Trust is also the sole shareholder of Bluebonnet Enterprises, Inc. ("BEI"), which is the general partner (as further addressed below under "Robert A. Mann's Status as a General Partner of Bluebonnet Investments, Ltd.") of Bluebonnet Investments, Ltd. ("BIL"). BIL owns 9,255 shares, constituting 5.33 percent, of the outstanding common stock of the Company.

                The Company was notified that on March 20, 2001, David W. Mann, exercising his authority pursuant to the terms of the 1990 Trust, appointed Mary Hyden Mann Hunter and Walter J. Rusek as successor co-trustees of the 1990 Trust, after declaring a vacancy in such position, which was previously held by Robert A. Mann.  The Company was also advised that on March 20, 2001, Mary Hyden Mann Hunter and Walter J. Rusek accepted appointment as successor co-trustees of the 1990 Trust.  This change in trustee of the 1990 Trust was reported on a Form 8-K filed on April 4, 2001, on behalf of the Company.

                The Company was subsequently notified that on May 4, 2001, Mary Hyden Mann Hunter resigned as co-trustee of the 1990 Trust, leaving Walter J. Rusek as the sole trustee.  On July 19, 2001, Walter J. Rusek resigned as trustee of the 1990 Trust, and on July 19, 2001, David W. Mann appointed Harold E. Allison, III and Annie Laurie Miller as successor co-trustees of the 1990 Trust.

                According to the Schedule 13D filed on July 30, 2001, on behalf of Annie Laurie Miller and Harold E. Allison, III, Ms. Miller and Mr. Allison, as co-trustees of the 1990 Trust, which, as mentioned above, is the sole stockholder of FFCH, were claiming beneficial ownership of the 92,742 shares of Company common stock, shared with David W. Mann, the other general partner of Holdings.

                According to the Schedule 13D filed on March 30, 2001, on behalf of Mary Hyden Mann Hunter and Walter J. Rusek, and to the Schedule 13D filed on July 30, 2001, on behalf of Annie Laurie Miller and Harold E. Allison, III, Robert A. Mann has advised that he does not agree either with the validity of his removal as trustee of the 1990 Trust or that valid grounds exist for his removal.

                On July 19, 2001, Annie Laurie Miller and Harold E. Allison, III, filed a declaratory judgment action in McLennan County, Texas, against Robert A. Mann, seeking to establish the validity of their status as co-trustees of the 1990 Trust.  This case is still pending.

Lawsuit Filed by Mary Hyden Mann Hunter

                Following the resignation of Mary Hyden Mann Hunter as co-trustee of the 1990 Trust, the Company was subsequently notified that on June 25, 2000, Mary Hyden Mann Hunter had also resigned from the board of the Company and had filed a lawsuit against multiple defendants, seeking an accounting, access to the books and records and other information of four partnerships to which she is a limited partner, including First Financial Holdings, Ltd., as well as a judicial decree requiring winding up and dissolution of the four partnerships.  As already referenced above, Holdings is the largest shareholder of the Company, owning 92,742 shares, and representing 53.44 percent of the total outstanding shares of common stock.  On November 2, 2001, the lawsuit was non-suited by Ms. Hunter.  On November 15, 2001, Ms. Hunter was re-elected to the Company's board of directors.

Change in Directors and Officers of FFCH

                The Company has been notified that on April 18, 2001, Walter J. Rusek, Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann were elected as the sole directors of FFCH.  Prior to this time, Robert A. Mann and David W. Mann had been the sole directors.  The Company has also been notified that on April 18, 2001, the following persons were elected as officers of FFCH: (1) David W. Mann, President; (2) Annie Laurie Miller, Vice President; (3) Robert L. Harris, Vice President; (4) Cathy Davis, Secretary/Treasurer; and (5) Carol Lea Contella, Assistant Secretary/ Treasurer.  Prior to this time, Robert A. Mann had been the Chairman of the Board of FFCH. Finally, the Company has been notified that on August 22, 2001, Jack Hauser and Raymond Parker were elected as additional directors of FFCH, for a total of six directors.

Change in Directors and Officers of BEI

                The Company has been notified that on April 18, 2001, Walter J. Rusek, Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann were elected as the sole directors of BEI.  Prior to this time, Robert A. Mann and David W. Mann had been the sole directors.  The Company has also been notified that on April 18, 2001, the following persons were elected as officers of BEI: (1) David W. Mann, President; (2) Annie Laurie Miller, Vice President; (3) Robert L. Harris, Vice President; (4) Cathy Davis, Secretary/Treasurer; and (5) Carol Lea Contella, Assistant Secretary/ Treasurer.  Prior to this time, Robert A. Mann had been the Chairman of the Board of BEI.   The Company has been notified that on August 22, 2001, Jack Hauser and Raymond Parker were elected as additional directors of BEI, for a total of six directors.  Finally, the Company has been notified that on November 14, 2001, Allen B. Mann was elected Senior Vice President of Real Estate of BEI.

Robert A. Mann's Status as a General Partner of Bluebonnet Investments, Ltd. and
Lawsuit filed by Robert A. Mann

                The Company has been advised that effective June 21, 2001, Robert A. Mann's status as a general partner of Bluebonnet Investments, Ltd. ("BIL") was terminated.  Robert A. Mann has since advised the Company that he still considers himself to be a general partner of BIL.  Under the provisions of the Agreement of Limited Partnership of BIL, the general partners have the sole management rights in partnership affairs, including voting of securities owned by the partnership, but the agreement further provides that so long as Robert A. Mann is acting as the individual general partner, he shall have no right to vote or determine not to vote shares of stock of a "controlled corporation" as that term is defined in § 2036 of the Internal Revenue Code and applicable regulations.  The Company does not know if it is considered a "controlled corporation."

                The Company has been advised that Robert A. Mann has filed suit against David W. Mann, Allen B. Mann and certain other parties seeking, among other things, a rescission of the foreclosure upon the partnership interest of Robert A. Mann in BIL and Key Group (see sections on CERTAIN RELATIONSHIPS and RELATED TRANSACTIONS for information on Key Group), as well as a temporary and permanent injunction enjoining the agents or representatives of BIL and Key Group from purchasing, selling or liquidating any assets, or taking any action outside the ordinary course of business without advance notice to Robert A. Mann and approval of the respective general partners or Board of Directors of such entity.  This case remains pending.

ELECTION OF DIRECTORS

                At its meeting on February 6, 2001, the Board amended the Company's Bylaws to read as follows concerning the number of directors:

Section 3.2.  Number of Directors.  The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than three nor more than ten directors.  No decrease in the number of directors shall have effect of shortening the term of any incumbent Director or reducing the number of Directors to less than three.  Any person that is twenty-one years of age or over shall be qualified to serve as a Director.

The Company has no formal procedures for nomination of directors by shareholders.  On March 21, 2002, the Board resolved to fix the number of its directors at eight (8) and nominated the persons identified below to serve a term beginning immediately following the annual shareholders meeting and ending upon the election of directors at the 2002 Annual Meeting of Shareholders of the Company.  All eight directors elected at the 2002 Annual Meeting will serve until the 2003 Annual Meeting of Shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal from office.  All of the nominees are currently directors of the Company.

                Each nominee has agreed to serve as a director of the Company.  The Board of Directors knows of no reason why any of its nominees will be unable to accept election.  However, if any nominee becomes unable to accept election, the Board will select substitute nominees.  Shareholders do not have cumulative voting rights.

                The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting:

Name and Principal Occupation for the Last Five Years	Age	Served As A Director	Offices and Positions With Company
NOMINEES
John Carl Hauser Retired	79	Since 9-20-84	Director

David W. Mann (1)(2)(3)(4)
President, First Financial Corporation since October 29, 1985; Chairman of the Board, First Financial Corporation since May 15, 2001; President, First Preference Mortgage Corp. since October 1991; Chairman of the Board, First Preference Mortgage Corp. since May 15, 2001; Executive Vice President, Citizens State Bank, Woodville, Texas from July 1, 1995 to January 28, 1997; President and Vice Chairman of the Board, Citizens State Bank, Woodville, Texas since January 28, 1997; Mr. Mann is also an officer and director of certain insurance agencies and companies and holds positions with numerous other entities.

	46	Since 4-27-79	President, Director
Walter J. Rusek Chairman of the Board, Citizens State Bank, Woodville since March 27, 2001; Vice Chairman of the Board, Citizens State Bank, Woodville from February 1, 1993 to March 27, 2001; President and Chief Executive Officer, Citizens State Bank, Woodville from July 1, 1994 to December 31, 1996; Trust Officer, Citizens State Bank, Woodville from August 1996 until December 31, 1998.	70	Since 2-26-70	Director
Mary Hyden Mann Hunter(1)(3)(4) Chief Financial Officer, YMCA of Central Texas from April 25, 1988 to July 24, 1998; Chief Executive Officer, YMCA of Central Texas since July 25, 1998.	48	Since 5-19-98(5)	Director
Allen B. Mann(1)(2)(3)(4) Since October 1995, Mr. Mann has practiced law by himself, initially as a sole proprietorship and then as a professional corporation. His law practice is primarily in the corporate and business law areas. Mr. Mann also serves as an officer and director of certain family companies.	45	Since 5-19-98	Director

James Lee Motheral Since January 1, 1996, Mr. Motheral has been employed in the field of print management as President of Motheral Printing Company.	47	Since 2-6-01	Director
Joseph Edward Walker Since January 1, 1996, Mr. Walker has been employed by Video Productions and Impact Productions.	71	Since 2-06-01	Director
Dr. Raymond A. Parker Dr. Parker is a retired minister.	73	Since 11-15-01	Director

(1)	David W. Mann is the son of Robert A. Mann and the brother of Mary Hyden Mann Hunter and Allen B. Mann.

(2)	The lawsuit filed by Robert A. Mann described in the section on CHANGE OF CONTROL alleges that David W. Mann and Allen B. Mann breached their fiduciary duty in connection with certain foreclosure proceedings initiated against equity interests of Robert A. Mann in a number of corporations or partnerships. David W. Mann and Allen B. Mann deny any wrongdoing.

(3)	Mary Hyden Mann Hunter is the daughter of Robert A. Mann and the sister of David W. Mann and Allen B. Mann.

(4)	Allen B. Mann is the son of Robert A. Mann and the brother of David W. Mann and Mary Hyden Mann Hunter.

(5)	Ms. Hunter resigned as a director on June 25, 2001 and was re-elected to fill the vacancy created by her resignation on November 15, 2001.

CERTAIN INFORMATION ABOUT THE FUNCTION OF THE
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

                The Board of Directors held four (4) regular meetings and no special meetings during 2001.  All directors attended at least 75% of all board meetings held in 2001, except (i) Mary Hyden Mann Hunter who resigned from the Board on June 25, 2001 and was re-elected on November 15, 2001 and (ii) Dr. Raymond A. Parker who was not elected until November 15, 2001.  Ms. Hunter attended the two Board meetings held while she was a director.  Each non‑employee director who attended such meetings (all directors during 2001 other than Robert A. Mann, David W. Mann, and Annie Laurie Miller) was paid a fee of $1,000.00 per meeting.

                The Board functions as a committee of the whole to nominate candidates for Board membership, and there is no standing nominating committee.  In addition, the Board as a committee of the whole performs audit and executive compensation functions.  There are no standing audit and executive compensation committees.

EXECUTIVE OFFICERS

                Executive officers of the Company are elected by the Board of Directors at the annual meeting of the Board and hold office until its next annual meeting or until their successors are elected and qualified, or until their earlier death, removal or resignation.  The following table sets forth, for each person who is an executive officer of the Company and each person chosen to become an executive officer, his or her name, age, business experience for the last five years, the year he or she first became officer and the current position held at the Company:

Name	Age	Officer Since	Current Position

David W. Mann(1)	46	1985	President

Annie Laurie Miller
Support Services Manager, First Advisory Services since October 1994; Investment Group Manager, First Advisory Services from March 1993 through May 30, 1996; Chief Financial Officer, First Financial Corporation since May 30, 1996;  Vice President, First Advisory Services since October 1997;  Executive Vice President, First Financial Corporation since May 20, 1997; Executive Vice President/Chief Financial Officer, First Preference Mortgage Corp. since February 1, 1997; Executive Vice President/Chief Operating Officer, First Preference Mortgage Corp., since July 1999.  Mrs. Miller is also an officer of certain insurance agencies and companies and holds positions with numerous other entities.

	39	1997	Chief Financial Officer/ Chief Operating Officer/ Executive Vice President

______________________

(1)             Refer to section on Election of Directors for business experience during last five years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC).  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, other than as set forth herein, the Company believes that during the period beginning January 1, 2001, and ending December 31, 2001, all of its officers, directors and greater than ten percent beneficial stockholders complied with the applicable requirements under Section 16(a).

EXECUTIVE COMPENSATION

                The following table sets forth information regarding executive compensation paid to or for the Company's chief executive officer and each of the most highly compensated executive officers whose cash compensation exceeds $100,000 during the last three fiscal years.

Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compen- sation ($)	All Other Compensation ($)

David W. Mann, President	1999 2000 2001	$156,750(2) $180,158(4) $210,514(10)	$ 7,210(3) $ -0- $ 867(11)	* * *	$ -0- $2,484(1) $2,881(1)
Annie Laurie Miller, Chief Financial Officer/ Executive Vice President	1999 2000 2001	$ 96,667(5) $112,500(8) $125,500(8)	$ 5,040(6) $ -0- $ 500(8)	* * *	$2,102(7) $2,120(8) $3,750(8)

______________________

* The named officers receive certain perquisites that do not exceed the lesser of $50,000 or 10% of salary and bonus.

(1)	The Company made contributions to a 401(k) retirement plan in the amount of $2,484 in 2000 and $2,881 in 2001, on behalf of David W. Mann.
(2)	Includes $132,750 paid by First Preference Mortgage Corp., $24,000 paid by Apex Lloyds Insurance Company, and $32,000 paid by First Apex Re.
(3)	Paid by First Preference Mortgage Corp.
(4)	Includes $81,833 paid by First Preference Mortgage Corp., $31,667 paid by First Advisory Services, Inc., $30,780 by Apex Lloyds Insurance Company, and $35,878 paid by First Apex Re., subsidiaries of the Company.

(5)	Includes $40,417 paid by First Advisory Services, Inc. and $56,250 paid by First Preference Mortgage Corp.
(6)	Paid by First Advisory Services, Inc.
(7)	In 1999, First Advisory Services, Inc. made a contribution of $682 and First Preference Mortgage Corp. made a contribution of $844 to a 401(k) retirement plan on behalf of Annie Laurie Miller. In 1999, First Advisory Services, Inc. and First Preference Mortgage Corp. each paid $288 for group life insurance premiums on the life of Annie Laurie Miller.

(8)	Paid by First Preference Mortgage Corp.
(9)	Includes $48,000 paid by First Advisory Services, Inc., $15,487 paid by Apex Lloyds Insurance Company and $3,145 paid by First Apex, Re., subsidiaries of the Company.

(10)	Includes $151,500 paid by First Preference Mortgage Corp., $49,085 paid by Apex Lloyds Insurance Company and $9,929 paid by First Apex, Re., subsidiaries of the Company.

(11)	Includes $500 paid by First Preference Mortgage Corp., $226 paid by Apex Lloyds Insurance Company and $141 paid by First Apex, Re., subsidiaries of the Company.

                Each non-employee director of the Company (all directors other than Robert A. Mann, David W. Mann and Annie Laurie Miller) was paid a fee of $1,000.00 for each regular meeting of the Board of Directors that such director attended.  The Company does not have any standard arrangements or other arrangements pursuant to which any director of the Company was compensated during the last completed fiscal year for any service as a director, including committee participation and special assignments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tri‑Triangle Agency, Inc., d/b/a Triangle Insurance Agency

                Certain subsidiaries of the Company pay commissions to Tri‑Triangle Agency, Inc., a corporation owned by Robert A. Mann until June 21, 2001, when it was acquired by UW General Agency, Inc. (a company owned by the Mann family), on hazard insurance policies sold to customers of such subsidiaries.  Commissions paid by such subsidiaries amounted to $4,596 and $4,409 the years ended December 31, 2000 and 2001, respectively.  Substantially all commissions paid were offset by reimbursement to the Company or its subsidiaries from Tri‑Triangle Agency, Inc. for expenses owed by Tri‑Triangle Agency, Inc. to the Company or its subsidiaries.  On January 14, 2002, First Preference Mortgage Corp., an indirect subsidiary of the Company, purchased Tri-Triangle Agency, Inc. for $2,773, which represented the book value as of September 30, 2001 of Tri-Triangle Agency, Inc.

Managerial and Accounting Services provided by First Advisory Services, Inc.

                During 2000 and 2001, Bluebonnet Investments, Ltd. (a limited partnership described herein) and other entities directly or indirectly owned or controlled by Robert A. Mann, David W. Mann and/or members of the Mann family paid First Advisory Services, Inc., a subsidiary of the Company, an aggregate amount $264,725 and $428,853, respectively, in fees for accounting and managerial services provided by First Advisory Services, Inc. to such entities.

Expense Sharing Agreement with UW Insurance Group, Inc.

                During 2000 and 2001, the Company and certain subsidiaries of the Company had expense sharing arrangements with UW Service Corporation, Inc. ("UWSC"), pursuant to which UWSC provided certain personnel, facilities, equipment and supplies to the Company and its subsidiaries and allocated to the Company and its subsidiaries the costs incurred by UWSC for such personnel, facilities, equipment and supplies.  During 2000 and 2001, the Company and its subsidiaries paid a total of $259,760 and $280,704, respectively, to UWSC pursuant to these expense sharing arrangements.  UWSC is a wholly owned subsidiary of UW Insurance Group, Inc. ("UWIGI").  Approximately 80% of the outstanding shares of UWIGI are owned by Bluebonnet Investments, Ltd. (a limited partnership described herein), and the remaining 20% of the outstanding shares are owned by David W. Mann's mother.  It is the intention of the parties to these expense sharing arrangements that no party realize a profit nor incur a loss as a result of the cost sharing covered by these arrangements.

Transactions with Key Group, Ltd.

                The Company has a servicing agreement pursuant to which it services certain mobile home notes the Company contributed to Key Group, Ltd., a Texas limited partnership ("Key Group"), in exchange for a limited partnership interest.  The Company owns, as a limited partner, 52.94% of Key Group.  See earlier discussion of Key Group, Ltd.  The aggregate amount paid to the Company for servicing said notes during 2000 and 2001 was $5,995 and $4,217, respectively.

                The Company services another portfolio of manufactured home loans owned by FPMC.  The total servicing fees paid by FPMC to the Company with respect to these loans in 2000 and 2001 were $4,795 and $801, respectively.

                The Company contracts with FPMC, as subservicer, to provide the actual servicing of certain mobile home loans.  The Company paid FPMC $13,480 and $14,570 during 2000 and 2001, respectively, as the subservicer of these and other loans.

                First Financial Information Services, Inc. ("FFISI"), which is owned by FPMC, bills out computer services for general ledger accounting, mortgage loan servicing and insurance policy tracking.  FFISI bills other First Preference Holdings, Inc. subsidiaries, the Company and its subsidiaries, and affiliated insurance companies such as UW General Agency, Inc., UWSC, and Tri‑Triangle Agency, Inc.  The total amount billed by FFISI to the Company and its subsidiaries (including Key Group, Ltd. and its subsidiaries) in 2000 and 2001 was $200,400 and $223,722,  respectively.

Sale of 800 Washington Ave. Property

                On November 1, 1997, the Company sold to FPMC the land and improvements located at 800 Washington Avenue, Waco, Texas, for a purchase price of $700,000.  The purchase price was payable $100,000 in cash and the execution of a note in the principal amount of $600,000, bearing interest at 9% per annum payable in equal monthly installments over a period of 84 months.  This building is the principal office of the Company and its subsidiaries (including FPMC).  The note executed by FPMC is secured by a deed of trust lien on the building.  FPMC paid off the note to the Company in December 1998.  FPMC now subleases a portion of the building to Bluebonnet Investments, Ltd. (a partnership described herein), UWSC, Citizens State Bank, Woodville, Texas, and other entities directly or indirectly owned or controlled by members of the Mann family.  During 2000 and 2001, those sublessees paid a total of $43,200 and $45,700 in rent to FPMC.

First Apex Re, Inc.

                In the fall of 1997, Apex Lloyds Insurance Company ("Apex"), a wholly-owned subsidiary of the Company, initiated the process of forming a Vermont domiciled captive insurance company, First Apex Re, Inc. ("First Apex").  To provide the required initial capital, Apex purchased 3,000 shares of the Class A voting common stock of First Apex for a total amount of $60,000.  The Company purchased 3,250 shares of the Class B nonvoting stock of First Apex for an aggregate purchase price of $65,000.  FPMC furnished a $175,000 letter of credit issued in favor of the Commissioner of Insurance for the state of Vermont for the benefit of First Apex.  First Apex was organized to reinsure mortgage guaranty insurance on loans originated by FPMC and other related entities.  First Apex has agreed to pay FPMC a fee for the letter of credit equal to the 1% fee payable to the issuing bank, plus an additional amount equal to the difference between the amount FPMC earns on the certificate of deposit serving as collateral for the letter of credit and 10% per annum.  In 2000 and 2001, this fee was $8,341 and $10,097 respectively.  In 2000 and 2001 First Apex received $361,383 and $351,135, respectively,  in premiums for reinsurance of mortgage guaranty insurance on loans originated by FPMC.

Lot Purchase

                On or about October 27, 1997, Robert A. Mann acquired a residential lot from the Company.  To evidence the purchase price for the lot, Mr. Mann executed an unsecured note for $32,500, bearing interest at 5.72% per annum, due on demand or, if no demand, on October 27, 1998.  This note was paid in full in April 2000.

FFC Venture, Inc.

                FFC Venture, Inc., a Texas corporation owned by David W. Mann, has an agreement with the Company to service certain notes for the purchase of lots.  The total fees paid by FFC Venture, Inc. to the Company in 2000 and 2001 was $2,790 and $2,543, respectively.

VEBA and 401(k) Plan

                The Company sponsors a voluntary employee benefit association ("VEBA") that provides partial funding for the group medical and dental plan for the Company.  The trustees of the VEBA are Annie Laurie Miller, David W. Mann and Walter J. Rusek.  Certain other companies that are related through common ownership have adopted the VEBA sponsored by the Company, including CSB, FPMC and UWSC.

                The Company also sponsors a 401(k) plan.  CSB, FPMC, UWSC and First Advisory Services, Inc. have also adopted the 401(k) plan sponsored by the Company.

Servicing of Notes

                The Company services a small number of notes on behalf of BIL (a partnership described herein).  In 2000 and 2001 BIL paid the Company $607 and $233, respectively, in servicing fees.

Reimbursement of Legal Fees

                During 2001, the Company and certain of its subsidiaries reimbursed Robert A. Mann and David W. Mann the amount of $16,895 and $91,048, respectively, for legal fees incurred in connection with the ongoing dispute between Robert A. Mann and David W. Mann concerning control and management of the Company and other family interests.  See section in the Company Form 10-KSB on Disputes Within the Mann Family.

PARENT OF THE COMPANY AND
ITS CONSOLIDATED SUBSIDIARIES

The Company is the parent, by way of ownership of all the outstanding securities, of the following companies:

                                Pre‑Owned Homes, Inc.                                      Mobile Home Conveyers
                                First Advisory Services, Inc.                                          and Liquidators, Inc.
                                First Financial Credit Corporation                         First Financial Insurance
                                Apex Lloyds Insurance Company                                  Agency, Inc.
                                Shelter Resources, Inc.                                         Texas Apex, Inc.

The Company is also the parent, by way of ownership of a 52.94% partnership interest in Key Group, Ltd., of the following companies:

First Preference Holdings, Inc.	First Financial Information Services, Inc.
Security Washington Avenue Corp.	First Preference Financial Corp.
First Preference Mortgage Corp.	First Preference Properties, Inc.

The Company owns all of the Class B common stock of First Apex Re, Inc., which Class B common stock constitutes 52% of the outstanding shares of First Apex Re, Inc.  Apex Lloyds Insurance Company owns all of the Class A common stock of First Apex Re, Inc., which Class A common stock constitutes 48% of the outstanding shares of First Apex Re, Inc.

The immediate parent of the Company, by way of ownership of approximately 53.44% of its outstanding shares, is Holdings

INDEPENDENT PUBLIC ACCOUNTANTS

                The Board of Directors has selected Pattillo, Brown & Hill as principal accountant for the fiscal year ending December 31, 2001.  Pattillo, Brown & Hill was the principal accountant for the Company for the fiscal year ending December 31, 2000.  It is expected that a representative of Pattillo, Brown & Hill will attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

                The Company has recently been advised by Pattillo, Brown & Hill that, other than in its capacity as principal accountants, Pattillo, Brown & Hill has no direct or indirect financial interest in or connection with the Company, nor has it had any such during the past three years.

                Audit Fees. $63,500 represents the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year.

                Financial Information Systems Design and Implementation Fees. The Company was not billed for fees and did not obtain any of the following services from Pattillo, Brown & Hill for the most recent fiscal year: (1) directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network, or (2) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

                All Other Fees. $2,175 represents the aggregate fees billed for services rendered by Pattillo, Brown & Hill, other than services covered in the two preceding paragraphs, for the most recent fiscal year.

                The Board of Directors has considered whether the provision of the services covered in the above paragraphs is compatible with maintaining Pattillo, Brown & Hill's independence.

REPORT OF THE AUDIT COMMITTEE

                The Company does not have an audit committee.

ANNUAL REPORT

                Accompanying this Information Statement is an annual report to security holders on Form 10-KSB, which is being provided to each shareholder of record without cost to satisfy the requirement that the Company's annual report to security holders accompany or precede this Information Statement.

OTHER MATTERS

                As of the date of this Information Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.

                                                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                /s/ David W. Mann
                                                                                                David W. Mann, President

April 25, 2002